EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                               STATE/COUNTRY
COMPANY NAME                                                   OF INCORPORATION
------------                                                   ----------------

GlobalNet Financial.com                                        Delaware
America-iNvest.com, Inc.                                       Delaware
International Capital Growth, Ltd.                             Delaware
UK-iNvest.com, Ltd.                                            United Kingdom
GlobalNet UK Holdings Limited                                  United Kingdom
GlobalNet Securities Corp. (66.6%)                             New York